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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2004, except for the last paragraph of Note 11b as to which the date is February 27, 2004, relating to the financial statements, which appears in Regeneron Pharmaceuticals, Inc. Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                         PricewaterhouseCoopers LLP

New York, New York
December 13, 2004